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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2003

Motorola, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-7221
(Commission File Number)

36-1115800
(I.R.S. Employer Identification No.)

1303 East Algonquin Road, Schaumburg, Illinois 60196
(Address of principal executive offices)

Registrant's telephone number, including area code: (847) 576-5000

Not applicable
(Former name or former address, if changed since last report.)

Item 5.    Other Events

        On September 19, 2003, Motorola, Inc. announced that Christopher B. Galvin, chairman and chief executive officer, has informed the Board of Directors of his decision to retire. Mr. Galvin has agreed to remain as chairman and CEO until his successor is named and will work closely with the board's search committee to identify a replacement.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOTOROLA, INC.
Dated: September 22, 2003	By:	/s/ A. PETER LAWSON A. Peter Lawson Executive Vice President, General Counsel and Secretary to the Board

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  Item 5. Other Events
SIGNATURES